SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report - February 3, 1998


                            Spaghetti Warehouse, Inc.



         Texas                         1-10291                 75-1393176
         -----                         -------                 ----------

(State of Incorporation)             (Commission              (IRS Employer
                                      File Number)        Identification Number)


402 West I-30,                                                    75043
-------------                                                     -----
Garland, Texas                                                 (Zip Code)

(Address of Principal
Executive Offices)


                                  972/226-6000
                                  ------------
                               (Telephone Number)






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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) At a meeting held on February 3, 1998, the Board of Directors of Spaghetti Warehouse, Inc. (the "Company") approved the engagement of KPMG Peat Marwick LLP (Dallas, Texas, office) as its independent auditors for the fiscal year ending June 28,1998 to replace the firm of Arthur Andersen LLP, who resigned as auditors of the Company effective February 3, 1998.

(b) Arthur Andersen LLP had been engaged to audit the Company's financial statements for more than the two most recent fiscal years. Neither of Arthur Andersen LLP's reports on the Company's financial statements for each of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(c) In connection with the audits of the Company's financial statements for each of the two most recent fiscal years ended June 29,1997, and June 30, 1996, respectively, and any subsequent interim periods through the date of the resignation of Arthur Andersen LLP, there were no disagreements between the Company and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in their report.

(d) Since inception and through the date of this report, the Company did not consult with KPMG Peat Marwick LLP on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

(e) A copy of Arthur Andersen LLP's letter directed to the Securities and Exchange Commission is attached as an exhibit to this report on Form 8-K.

ITEM 7. EXHIBITS

    16.1 - Letter regarding change in certifying accountant - former accountant.







                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Spaghetti Warehouse, Inc.

         Dated:     February 10, 1998                  By:  /s/Phillip Ratner
                    -----------------                       -----------------
                                                                  Phillip Ratner
                                                                   President and
                                                         Chief Executive Officer